Exhibit 99.1

Investor Relations:	Deborah Abraham
Vice President, Investor Relations
(212) 287-8289

FOR IMMEDIATE RELEASE

WARNACO REPORTS THIRD QUARTER FISCAL 2012 RESULTS

NEW YORK – November 5, 2012 — The Warnaco Group, Inc. (NYSE: WRC) today reported results for the third quarter ended September 29, 2012.

Highlights for the third quarter:

•	Net revenues declined 5%, to $611.5 million, compared to the prior year quarter

•	Net revenues, in constant currency, were flat compared to the prior year quarter

•	Income per diluted share from continuing operations was $0.98 compared to $1.13 in the prior year quarter

•

Income per diluted share from continuing operations on an adjusted, non-GAAP, basis was $1.15 compared to $1.07 in the prior year quarter (which excludes restructuring expenses, pension income, tax related items and for the current quarter, acquisition costs relating to the previously announced transaction with PVH Corp.)

The accompanying tables provide a reconciliation of actual results to the adjusted, non-GAAP, results.

The Company believes it is valuable for users of the Company’s financial statements to be made aware of the adjusted financial information, as such measures are used by management to evaluate the operating performance of the Company’s continuing businesses on a comparable basis and to make operating and strategic decisions. In addition, the Company uses performance targets based, in part, on non-GAAP income from continuing operations and non-GAAP operating income as a component of the measurement of certain employee incentive compensation.

“Our third quarter results reflect the efforts of our team to efficiently operate our global business,” said Helen McCluskey, Warnaco’s President and Chief Executive Officer. “Gross margin expansion and expense discipline more than offset a decline in net revenues, driven primarily by the impact of currency and macro challenges. As a result, we delivered an increase in operating margin and adjusted non-GAAP income per share from continuing operations compared to the prior year quarter.”

“Internationally, net revenues in constant dollars were up slightly, led by growth in Latin America and Asia offsetting a slight decline in Europe. Our direct-to-consumer net revenues, in constant dollars, were up 5% and comparable store sales for the quarter were relatively flat. We saw some progress in Europe, where direct-to-consumer net revenues rose 6%, in constant dollars, including positive comparable store sales for the quarter.”

“Looking forward, our reported 3Q results support our outlook for the balance of the year. As was announced last week, we entered into a merger agreement with PVH Corp. and look forward to the opportunities the transaction with PVH brings to our business. In the meantime, we intend to continue to operate the business effectively for the next several months as we work collaboratively with PVH to ensure a smooth integration,” concluded McCluskey.

Fiscal 2012 Outlook

For fiscal 2012, based on recent foreign currency exchange rates, the Company continues to anticipate:

•	Net revenues, on a reported basis, will be down 2% to flat compared to fiscal 2011; and

•

Adjusted, non-GAAP, diluted income per share from continuing operations (excluding restructuring expense, pension expense the Lejaby impairment charge, and acquisition costs relating to the previously announced transaction with PVH Corp.) in the range of $4.00—$4.15.

Schedule 7 of the accompanying tables provides a reconciliation of anticipated diluted income per share from continuing operations, on a GAAP basis of $2.97- $3.00 per diluted share (assuming minimal pension expense/income), to the adjusted, non-GAAP fiscal 2012 outlook above.

Third Quarter Highlights

Total Company

Net revenues fell 5%, compared to the prior year period, to $611.5 million and were flat in constant currency. An increase in Swimwear Group net revenues, fueled by continued strength from Speedo®, was offset by declines in Sportswear and Intimate Apparel net revenues. Challenging macro-economic conditions and the unfavorable effects of fluctuations in currency exchange rates adversely affected the Company’s net revenues.

Gross profit decreased 5% compared to the prior year quarter, to $267.0 million, while gross margin increased 30 basis points to 44% of net revenues. A favorable product mix, moderation of product costs and efficient execution contributed to the improvement in gross margin.

2

SG&A expense decreased 7% compared to the prior year quarter, to $197.8 million. As a percent of net revenue, SG&A declined 60 basis points to 32%, benefiting from disciplined expense control as well as the effects of fluctuations in currency exchange rates.

Operating income was $66.7 million, or 11% of net revenues, compared to $64.8 million, or 10% of net revenues, in the prior year quarter.

Income from continuing operations was $41.1 million, or $0.98 per diluted share, compared to $48.8 million, or $1.13 per diluted share, in the prior year quarter. Income from continuing operations for the third quarter of fiscal 2011 includes a tax benefit of approximately $8.6 million, primarily associated with a reduction in the reserve for uncertain tax positions in certain foreign jurisdictions.

On an adjusted, non-GAAP basis (excluding restructuring expenses, pension income, tax related items and for the current quarter, acquisition costs relating to the previously announced transaction with PVH Corp.), income from continuing operations was $48.1 million, or $1.15 per diluted share, compared to $46.1 million, or $1.07 per diluted share, in the prior year period.

The effective tax rate in the quarter was 35% compared to 18% in the prior year quarter. The prior year quarter benefited from the $8.6 million tax benefit described above. On an adjusted, non-GAAP basis, the effective tax rate in the quarter was 32.7%; the prior year quarter’s effective tax rate (excluding the $8.6 million tax benefit) was approximately 31%.

The effect of fluctuations in foreign currency exchange rates for the quarter resulted in a decrease in net revenues, gross profit and SG&A by $30.7 million, $13.4 million and $13.2 million, respectively, compared to the prior year quarter and had no material impact on income from continuing operations. An additional discussion regarding the effects of fluctuations in foreign currency exchange rates on operating results can be found in the Company’s Form 10-Q, for the quarter ended September 29, 2012, which is being filed with the Securities and Exchange Commission.

Balance Sheet

Cash and cash equivalents at September 29, 2012 were $311.0 million, a 73% increase, compared to $179.3 million at October 1, 2011. The Company ended the quarter in a $56.3 million net cash positive position compared to a $78.0 million net debt position at October 1, 2011.

Inventories at September 29, 2012 were $388.8 million, down $3.3 million (or 1%) compared to $392.1 million at October 1, 2011. The Company remains comfortable with the quality of its inventory.

3

Conference Call Information

Stockholders and other persons are invited to listen to the third quarter fiscal 2012 earnings conference call scheduled for today, Monday, November 5, 2012, at 4:30 p.m. EST. To participate in Warnaco’s conference call, dial (877) 692-2592 approximately five minutes prior to the 4:30 p.m. start time. The call will also be broadcast live over the Internet at www.warnaco.com. An online archive will be available following the call.

This press release was furnished to the SEC (www.sec.gov) and may also be accessed through the Company’s internet website: www.warnaco.com.

ABOUT WARNACO

The Warnaco Group, Inc., headquartered in New York, is a leading global apparel company engaged in the business of designing, sourcing, marketing and selling men’s, women’s and children’s sportswear and accessories, intimate apparel, and swimwear under such owned and licensed brands as Calvin Klein®, Speedo®, Chaps®, Warner’s® and Olga®. For more information, visit www.warnaco.com.

FORWARD-LOOKING STATEMENTS

The Warnaco Group, Inc. notes that this press release, the conference call scheduled for November 5, 2012 and certain other written, electronic and oral disclosure made by the Company from time to time, may contain forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties and reflect, when made, the Company’s estimates, objectives, projections, forecasts, plans, strategies, beliefs, intentions, opportunities and expectations. Actual results may differ materially from anticipated results, targets or expectations and investors are cautioned not to place undue reliance on any forward-looking statements. Statements other than statements of historical fact, including, without limitation, future financial targets, are forward-looking statements. These forward-looking statements may be identified by, among other things, the use of forward-looking language, such as the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “may,” “project,” “scheduled to,” “seek,” “should,” “will be,” “will continue,” “will likely result,” “targeted”, or the negative of those terms, or other similar words and phrases or by discussions of intentions or strategies.

The following factors, among others and in addition to those described in the Company’s reports filed with the SEC (including, without limitation, those described under the headings “Risk Factors” and “Statement Regarding Forward-Looking Disclosure,” as such disclosure may be modified or supplemented from time to time), could cause the Company’s actual results to differ materially from those expressed in any forward-looking statements made by it: the Company’s ability to execute its repositioning and sale initiatives (including achieving enhanced productivity and profitability) previously announced; deterioration in global or regional or other macro-economic conditions that affect the apparel industry, including turmoil in the financial and credit markets; the Company’s failure to anticipate, identify or promptly react to changing trends, styles, or brand preferences; the Company’s failure to use the most recent and effective advertising media to reach customers; further declines in prices in the apparel industry and other pricing pressures; declining sales resulting from increased competition in the Company’s markets; increases in the prices of raw materials or costs to produce or transport products; events which result in difficulty in procuring or producing the Company’s products on a cost-effective basis; the effect of laws and regulations, including those relating to labor, workplace and the environment; possible additional tax liabilities; changing international trade regulation, including as it relates to the imposition or elimination of quotas on imports of textiles and apparel; the Company’s ability to protect its intellectual property or the costs incurred by the Company related thereto; the risk of product safety issues, defects or other production problems associated with the Company’s products; the Company’s dependence on a limited number of customers; the effects of consolidation in the retail sector; the Company’s dependence on license agreements with third parties including, in particular, its license agreement with CKI, the licensor of the Company’s Calvin Klein brand name; the Company’s dependence on the reputation of its brand names, including, in particular, Calvin Klein; the potential that the Company may be required to make substantial payments as a result of audits conducted by its licensors; the Company’s exposure to conditions in overseas markets in connection with the Company’s foreign operations and the sourcing of products from foreign third-party vendors; the Company’s foreign currency exposure; unanticipated future internal control deficiencies or weaknesses or ineffective disclosure controls and procedures; the effects of fluctuations in the value of investments of the Company’s pension plan; the sufficiency of cash to fund operations, including capital expenditures; the Company recognizing impairment charges for its long-lived assets, uncertainty over the outcome of litigation matters and other proceedings; the Company’s ability to service its indebtedness, the effect of changes in interest rates on the Company’s indebtedness that is subject to floating interest rates and the limitations imposed on the Company’s operating and financial flexibility by the agreements governing the Company’s indebtedness; the Company’s dependence on its senior management team and other key personnel; the Company’s reliance on information technology; the limitations on purchases under the Company’s share repurchase program contained in the Company’s

4

debt instruments, the number of shares that the Company purchases under such program and the prices paid for such shares; the Company’s inability to achieve its financial targets and strategic objectives, as a result of one or more of the factors described above, changes in the assumptions underlying the targets or goals, or otherwise; the inability to successfully implement restructuring and disposition activities; the Company’s inability to successfully transition its sourcing, design and merchandising functions related to Calvin Klein Jeans from Italy to New York; the failure of acquired businesses to generate expected levels of revenues; the failure of the Company to successfully integrate such businesses with its existing businesses (and as a result, not achieving all or a substantial portion of the anticipated benefits of such acquisitions); and such acquired businesses being adversely affected, including by one or more of the factors described above and thereby failing to achieve anticipated revenues and earnings growth. In addition, risks and uncertainties related to the previously announced transaction with PVH Corp. include, among others: the risk that the conditions to the closing of the merger are not satisfied (including a failure of the Company’s stockholders to approve the merger and the risk that regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated); potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; uncertainties as to the timing of the merger; competitive responses to the merger; unexpected costs, charges or expenses resulting from the merger; litigation relating to the merger; and the inability to retain key personnel.

The Company encourages investors to read the section entitled “Risk Factors” and the discussion of the Company’s critical accounting policies under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Discussion of Critical Accounting Policies” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as such discussions may be modified or supplemented by subsequent reports that the Company files with the SEC. The discussion in this press release is not exhaustive but is designed to highlight important factors that may affect actual results. Forward-looking statements speak only as of the date on which they are made, and, except for the Company’s ongoing obligation under the U.S. federal securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Important Additional Information Concerning the Merger with PVH Corp.

In connection with the merger, PVH will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of Warnaco and a Prospectus of PVH, as well as other relevant documents concerning the proposed transaction. WARNACO STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT / PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about PVH and Warnaco, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from PVH at www.pvh.com under the heading “Investors” or from Warnaco at www.warnaco.com under the heading “Investor Relations.”

PVH and Warnaco and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from Warnaco’s stockholders in connection with the merger. Information about the directors and executive officers of PVH and their ownership of PVH common stock is set forth in the proxy statement for PVH’s 2012 annual meeting of stockholders, as filed with the SEC on Schedule 14A on May 10, 2012. Information about the directors and executive officers of Warnaco and their ownership of Warnaco common stock is set forth in the proxy statement for Warnaco’s 2012 annual meeting of stockholders, as filed with the SEC on Schedule 14A on April 11, 2012. Additional information regarding the interests of those participants and other persons who may be deemed participants in the merger may be obtained by reading the Proxy Statement/Prospectus regarding the merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph. This press release shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

5

Schedule 1

THE WARNACO GROUP, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Dollars in thousands, excluding per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2012	October 1, 2011	September 29, 2012	October 1, 2011
Net revenues	$611,538	$645,121	$1,790,990	1,898,669
Cost of goods sold	344,581	365,412	1,017,609	1,065,552

Gross profit	266,957	279,709	773,381	833,117
Selling, general and administrative expenses	197,773	212,000	609,738	637,491
Amortization of intangible assets	2,537	3,263	12,086	9,548
Pension income	(55)	(310)	(164)	(931)

Operating income	66,702	64,756	151,721	187,009
Other loss	13	1,357	12,638	498
Interest expense	4,614	4,986	13,708	11,142
Interest income	(831)	(986)	(2,705)	(2,542)

Income from continuing operations before provision for income taxes and non-controlling interest	62,906	59,399	128,080	177,911
Provision for income taxes	21,676	10,770	44,489	39,184

Income from continuing operations before non-controlling interest	41,230	48,629	83,591	138,727
Income (loss) from discontinued operations, net of taxes	(2)	(4,177)	3,023	(4,741)

Net income	41,228	44,452	86,614	133,986
Less: Net income (loss) attributable to the non-controlling interest	100	(159)	(46)	(159)

Net income attributable to Warnaco Group	41,128	44,611	86,660	134,145

Amounts attributable to Warnaco Group common shareholders:
Income from continuing operations, net of taxes	$41,130	$48,788	$83,637	$138,886
Income (loss) from discontinued operations, net of taxes	(2)	(4,177)	3,023	(4,741)

Net income	$41,128	$44,611	$86,660	$134,145

Basic income per common share:
Income from continuing operations	$0.99	$1.15	$2.02	$3.18
Income (loss) from discontinued operations	—	(0.10)	0.08	(0.11)

Net income	$0.99	$1.05	$2.10	$3.07

Diluted income per common share:
Income from continuing operations	$0.98	$1.13	$1.99	$3.11
Income (loss) from discontinued operations	—	(0.10)	0.07	(0.11)

Net income	$0.98	$1.03	$2.06	$3.00

Weighted average number of shares outstanding used in computing income per common share:
Basic	40,908,995	41,713,958	40,800,528	43,076,120

Diluted	41,498,354	42,581,100	41,525,805	44,023,646

Schedule 2

THE WARNACO GROUP, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	September 29, 2012	December 31, 2011	October 1, 2011
ASSETS
Current assets:
Cash and cash equivalents	$311,011	$232,531	$179,326
Accounts receivable, net	323,719	322,976	341,406
Inventories	388,827	350,835	392,073
Assets of discontinued operations	—	—	—
Other current assets	166,817	158,288	174,355

Total current assets	1,190,374	1,064,630	1,087,160
Property, plant and equipment, net	135,054	133,022	129,205
Intangible and other assets	527,065	550,198	596,406

TOTAL ASSETS	$1,852,493	$1,747,850	$1,812,771

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$49,393	$47,513	$47,773
Accounts payable and accrued liabilities	365,715	354,452	392,359
Taxes	16,879	43,238	34,906
Liabilities of discontinued operations	—	6,797	7,048

Total current liabilities	431,987	452,000	482,086
Long-term debt	205,299	208,477	209,552
Other long-term liabilities	171,249	174,973	206,529
Redeemable non-controlling interest	15,275	15,200	15,200
Total stockholders’ equity	1,028,683	897,200	899,404

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,852,493	$1,747,850	$1,812,771

NET CASH AND CASH EQUIVALENTS (NET DEBT)	$56,319	$(23,459)	$(77,999)

Schedule 3

THE WARNACO GROUP, INC.

NET REVENUES AND OPERATING INCOME BY SEGMENT

(Dollars in thousands)

(Unaudited)

	Three Months Ended	Three Months Ended	Increase /	%	Constant $
	September 29, 2012	October 1, 2011	(Decrease)	Change	% Change (a)
Net revenues:
Sportswear Group	$337,377	$357,935	$(20,558)	-5.7%	0.2%
Intimate Apparel Group	232,203	247,880	(15,677)	-6.3%	-2.9%
Swimwear Group	41,958	39,306	2,652	6.7%	9.2%

Net revenues	$611,538	$645,121	$(33,583)	-5.2%	-0.4%

	Three Months Ended	% of Group	Three Months Ended	% of Group
	September 29, 2012	Net Revenues	October 1, 2011	Net Revenues
Operating income (loss):
Sportswear Group (b), (c)	$29,528	8.8%	$34,129	9.5%
Intimate Apparel Group (b), (c)	41,204	17.7%	38,620	15.6%
Swimwear Group (b), (c)	(429)	-1.0%	(3,352)	-8.5%
Unallocated corporate (c), (d)	(3,601)	na	(4,641)	na

Operating income	$66,702	na	$64,756	na

Operating income as a percentage of total net revenues	10.9%		10.0%

(a)	Reflects the percentage increase (decrease) in net revenues for the Three Months Ended September 29, 2012, compared to the Three Months Ended October 1, 2011, assuming foreign-based net revenues for the Three Months Ended September 29, 2012 are translated into U.S. dollars using the same foreign currency exchange rates that were used in the calculation of net revenues for the Three Months Ended October 1, 2011. See Schedule 6a.
(b)	Shared services expenses included in the operating income of the business groups are as follows:

	Three Months Ended	Three Months Ended
	September 29, 2012	October 1, 2011
Sportswear Group	$7,273	$6,970
Intimate Apparel Group	$5,689	$5,086
Swimwear Group	$2,569	$2,347

(c)	Includes restructuring charges and other exit costs as follows:

	Three Months Ended	Three Months Ended
	September 29, 2012	October 1, 2011
Sportswear Group	$5,551	$3,545
Intimate Apparel Group	1,702	699
Swimwear Group	(545)	2,988
Unallocated corporate	1,321	315

	$8,029	$7,547

(d)	For the Three Months Ended September 29, 2012 compared to the Three Months Ended October 1, 2011, primarily reflects decreases in employee compensation, decreases in other general administrative and professional fees, and decreases in foreign exchange gains, partially offset by restructuring expense as well as expense of $991 during the Three Months Ended September 29, 2012 in connection with the Company's decision to consolidate its sourcing/design/merchandising functions related to Calvin Klein Jeans, which are currently located in both Europe and New York, entirely to New York.

Schedule 3a

THE WARNACO GROUP, INC.

NET REVENUES AND OPERATING INCOME BY SEGMENT

(Dollars in thousands)

(Unaudited)

	Nine Months Ended	Nine Months Ended	Increase /	%	Constant $
	September 29, 2012	October 1, 2011	(Decrease)	Change	% Change (a)
Net revenues:
Sportswear Group	$903,208	$983,695	$(80,487)	-8.2%	-3.8%
Intimate Apparel Group	667,206	695,317	(28,111)	-4.0%	-1.3%
Swimwear Group	220,576	219,657	919	0.4%	1.7%

Net revenues	$1,790,990	$1,898,669	$(107,679)	-5.7%	-2.2%

	Nine Months Ended	% of Group	Nine Months Ended	% of Group
	September 29, 2012	Net Revenues	October 1, 2011	Net Revenues
Operating income (loss):
Sportswear Group (b), (c)	$31,828	3.5%	$88,686	9.0%
Intimate Apparel Group (b), (c)	97,151	14.6%	103,627	14.9%
Swimwear Group (b), (c)	28,053	12.7%	21,421	9.8%
Unallocated corporate (c), (d)	(5,311)	na	(26,725)	na

Operating income	$151,721	na	$187,009	na

Operating income as a percentage of total net revenues	8.5%		9.8%

(a)	Reflects the percentage increase (decrease) in net revenues for the Nine Months Ended September 29, 2012 compared to the Nine Months Ended October 1, 2011, assuming foreign-based net revenues for the Nine Months Ended September 29, 2012 are translated into U.S. dollars using the same foreign currency exchange rates that were used in the calculation of net revenues for the Nine Months Ended October 1, 2011. See Schedule 6b.

(b)	Shared services expenses included in the operating income of the business groups are as follows:

	Nine Months Ended	Nine Months Ended
	September 29, 2012	October 1, 2011
Sportswear Group	$21,862	$20,813
Intimate Apparel Group	$16,559	$14,787
Swimwear Group	$8,167	$7,572

(c)	Includes restructuring charges and other exit costs as follows:

	Nine Months Ended	Nine Months Ended
	September 29, 2012	October 1, 2011
Sportswear Group	$21,228	$7,169
Intimate Apparel Group	7,954	3,619
Swimwear Group	282	7,254
Unallocated corporate	1,367	948

	$30,831	$18,990

(d)	For the Nine Months Ended September 29, 2012 compared to the Nine Months Ended October 1, 2011, primarily reflects decreases in employee compensation, decreases in other general administrative and professional fees, and decreases in foreign exchange gains, partially offset by an increase in restructuring expense and expense of $1,338 during the Nine Months Ended September 29, 2012 in connection with the Company's decision to consolidate its sourcing/design/merchandising functions related to Calvin Klein Jeans, which are currencly located in both Europe and New York, entirely to New York.

Schedule 4

THE WARNACO GROUP, INC.

NET REVENUES AND OPERATING INCOME BY REGION

(Dollars in thousands)

(Unaudited)

By Region:	Net Revenues
	Three Months Ended September 29, 2012	Three Months Ended October 1, 2011	Increase / (Decrease)	% Change	Constant $ % Change (a)
United States	$237,298	$241,764	$(4,466)	-1.8%	-1.8%
Europe	161,464	182,265	(20,801)	-11.4%	-0.8%
Asia	130,164	129,985	179	0.1%	1.8%
Mexico and Central and South America	58,812	62,848	(4,036)	-6.4%	7.9%
Canada (b)	23,800	28,259	(4,459)	-15.8%	-14.5%

Total	$611,538	$645,121	$(33,583)	-5.2%	-0.4%

	Operating Income (loss)
	Three Months Ended September 29, 2012	% of Net Revenues	Three Months Ended October 1, 2011	% of Net Revenues	Increase / (Decrease)	% Change
United States (c)	$27,325	11.5%	$21,926	9.1%	$5,399	24.6%
Europe (c)	9,435	5.8%	8,133	4.5%	1,302	16.0%
Asia (c)	21,987	16.9%	24,218	18.6%	(2,231)	-9.2%
Mexico and Central and South America (c)	7,943	13.5%	11,635	18.5%	(3,692)	-31.7%
Canada (c)	3,613	15.2%	3,485	12.3%	128	3.7%
Unallocated corporate (c), (d), (e)	(3,601)	na	(4,641)	na	1,040	22.4%

Total	$66,702	10.9%	$64,756	10.0%	$1,946	3.0%

(a)	Reflects the percentage increase (decrease) in net revenues for the Three Months Ended September 29, 2012, compared to the Three Months Ended October 1, 2011, assuming foreign-based net revenues for the Three Months Ended September 29, 2012 are translated into U.S. dollars using the same foreign currency exchange rates in the calculation of net revenues for the Three Months Ended October 1, 2011. See Schedule 6a.
(b)	The decrease in net revenues for the Three Months Ended September 29, 2012 compared to the Three Months Ended October 1, 2011 is primarily due to the closure of outlet stores during Fiscal 2011.
(c)	Includes restructuring charges and other exit costs as follows:

	Three Months Ended September 29, 2012	Three Months Ended October 1, 2011
United States	$509	$3,266
Europe	5,932	3,888
Asia	210	—
Canada	3	78
Mexico and Central and South America	54	—
Unallocated corporate	1,321	315

Total	$8,029	$7,547

(d)	Includes expense of $991 during the Three Months Ended September 29, 2012 in connection with the Company’s decision to consolidate its sourcing/design/merchandising functions related to Calvin Klein Jeans, which are currently located in both Europe and New York, entirely to New York.
(e)	For the Three Months Ended September 29, 2012 compared to the Three Months Ended October 1, 2011, primarily reflects decreases in employee compensation, decreases in other general administrative and professional fees, and decreases in foreign exchange gains, partially offset by restructuring expense and other expenses related to the transition of the sourcing/design/merchandising function related to Calvin Klein Jeans to New York during the Three Months Ended September 29, 2012.

Schedule 4a

THE WARNACO GROUP, INC.

NET REVENUES AND OPERATING INCOME BY REGION

(Dollars in thousands)

(Unaudited)

By Region:	Net Revenues
	Nine Months Ended September 29, 2012	Nine Months Ended October 1, 2011	Increase / (Decrease)	% Change	Constant $ % Change (a)
United States	$733,534	$777,552	$(44,018)	-5.7%	-5.7%
Europe	415,504	478,827	(63,323)	-13.2%	-5.9%
Asia	384,359	370,546	13,813	3.7%	4.8%
Mexico and Central and South America	173,893	176,698	(2,805)	-1.6%	12.1%
Canada (b)	83,700	95,046	(11,346)	-11.9%	-9.5%

Total	$1,790,990	$1,898,669	$(107,679)	-5.7%	-2.2%

	Operating Income (loss)
	Nine Months Ended September 29, 2012	% of Net Revenues	Nine Months Ended October 1, 2011	% of Net Revenues	Increase / (Decrease)	% Change
United States (c)	$77,725	10.6%	$98,079	12.6%	$(20,354)	-20.8%
Europe (c)	(9,587)	-2.3%	5,621	1.2%	(15,208)	-270.6%
Asia (c)	62,324	16.2%	69,264	18.7%	(6,940)	-10.0%
Mexico and Central and South America (c)	16,905	9.7%	31,621	17.9%	(14,716)	-46.5%
Canada (c)	9,665	11.5%	9,149	9.6%	516	5.6%
Unallocated corporate (c), (d), (e)	(5,311)	na	(26,725)	na	21,414	80.1%

Total	$151,721	8.5%	$187,009	9.8%	$(35,288)	-18.9%

(a)	Reflects the percentage increase (decrease) in net revenues for the Nine Months Ended September 29, 2012 compared to the Nine Months Ended October 1, 2011, assuming foreign-based net revenues for the Nine Months Ended September 29, 2012 are translated into U.S. dollars using the same foreign currency exchange rates that were used in the calculation of net revenues for the Nine Months Ended October 1, 2011. See Schedule 6b.
(b)	The decrease in net revenue for the Nine Months Ended September 29, 2012 compared to the Nine Months Ended October 1, 2011 is primarily due to the closure of outlet stores during Fiscal 2011.
(c)	Includes restructuring charges and other exit costs as follows:

	Nine Months Ended September 29, 2012	Nine Months Ended October 1, 2011
United States	$8,701	$7,891
Europe	17,238	5,654
Asia	305	—
Canada	2,388	4,430
Mexico and Central and South America	832	67
Unallocated corporate	1,367	948

Total	$30,831	$18,990

(d)	Includes expense of $1,338 during the Nine Months Ended September 29, 2012 in connection with the Company’s decision to consolidate its sourcing/design/merchandising functions related to Calvin Klein Jeans, which are currencly located in both Europe and New York, entirely to New York.
(e)	For the Nine Months Ended September 29, 2012 compared to the Nine Months Ended October 1, 2011, primarily reflects decreases in employee compensation, decreases in other general administrative and professional fees, and decreases in foreign exchange gains, partially offset by an increase in restructuring expense and other expenses related to the transition of the sourcing/design/merchandising function related to Calvin Klein Jeans to New York during the Nine Months Ended September 29, 2012.

Schedule 5

THE WARNACO GROUP, INC.

NET REVENUES AND OPERATING INCOME BY CHANNEL

(Dollars in thousands)

(Unaudited)

By Channel:	Net Revenues
	Three Months Ended September 29, 2012	Three Months Ended October 1, 2011	Increase / (Decrease)	% Change	Constant $ % Change (a)
Wholesale	$429,834	$458,877	$(29,043)	-6.3%	-2.7%
Retail	181,704	186,244	(4,540)	-2.4%	5.2%

Total	$611,538	$645,121	$(33,583)	-5.2%	-0.4%

	Operating Income (loss)
	Three Months Ended September 29, 2012	% of Net Revenues	Three Months Ended October 1, 2011	% of Net Revenues	Increase / (Decrease)	% Change
Wholesale (b), (c), (d)	$59,154	13.8%	$55,980	12.2%	$3,174	5.7%
Retail (b), (c), (d)	11,149	6.1%	13,417	7.2%	(2,268)	-16.9%
Unallocated corporate (c), (e), (f)	(3,601)	na	(4,641)	na	1,040	22.4%

Total	$66,702	10.9%	$64,756	10.0%	$1,946	3.0%

(a)	Reflects the percentage increase (decrease) in net revenues for the Three Months Ended September 29, 2012, compared to the Three Months Ended October 1, 2011, assuming foreign-based net revenues for the Three Months Ended September 29, 2012 are translated into U.S. dollars using the same foreign currency exchange rates in the calculation of net revenues for the Three Months Ended October 1, 2011. See Schedule 6a.
(b)	For the Three Months Ended September 29, 2012 and the Three Months Ended October 1, 2011, wholesale operating income includes an intercompany profit of $10,629 and $10,602, respectively, related to certain inventories sold by the retail business to end consumers. Conversely, for the Three Months Ended September 29, 2012 and the Three Months Ended October 1, 2011, retail operating income includes an intercompany charge of $10,629 and $10,602, respectively, related to these inventories.
(c)	Includes restructuring charges and other exit costs as follows:

	Three Months Ended September 29, 2012	Three Months Ended October 1, 2011
Wholesale	$6,492	$5,388
Retail	216	1,844
Unallocated corporate	1,321	315

Total	$8,029	$7,547

(d)	For the Three Months Ended October 1, 2011, reflects a decrease to Wholesale and an increase to Retail of $4,200 from previously reported amounts due to the correction of an error related to royalty expense for Calvin Klein Jeans.
(e)	Includes expense of $991 during the Three Months Ended September 29, 2012 in connection with the Company’s decision to consolidate its sourcing/design/merchandising functions related to Calvin Klein Jeans, which are currently located in both Europe and New York, entirely to New York.
(f)	For the Three Months Ended September 29, 2012 compared to the Three Months Ended October 1, 2011, primarily reflects decreases in employee compensation, decreases in other general administrative and professional fees, and decreases in foreign exchange gains, partially offset by restructuring and other expenses related to the transition of the sourcing/design/merchandising function related to Calvin Klein Jeans to New York during the Three Months Ended September 29, 2012.

Schedule 5a

THE WARNACO GROUP, INC.

NET REVENUES AND OPERATING INCOME BY CHANNEL

(Dollars in thousands)

(Unaudited)

By Channel:	Net Revenues
	Nine Months Ended September 29, 2012	Nine Months Ended October 1, 2011	Increase / (Decrease)	% Change	Constant $ % Change (a)
Wholesale	$1,258,325	$1,370,212	$(111,887)	-8.2%	-5.5%
Retail	532,665	528,457	4,208	0.8%	6.4%

Total	$1,790,990	$1,898,669	$(107,679)	-5.7%	-2.2%

	Operating Income (loss)
	Nine Months Ended September 29, 2012	% of Net Revenues	Nine Months Ended October 1, 2011	% of Net Revenues	Increase / (Decrease)	% Change
Wholesale (b), (c), (d)	$136,202	10.8%	$174,038	12.7%	$(37,836)	-21.7%
Retail (b), (c), (d)	20,830	3.9%	39,696	7.5%	(18,866)	-47.5%
Unallocated corporate (c), (e), (f)	(5,311)	na	(26,725)	na	21,414	80.1%

Total	$151,721	8.5%	$187,009	9.8%	$(35,288)	-18.9%

(a)	Reflects the percentage increase (decrease) in net revenues for the Nine Months Ended September 29, 2012, compared to the Nine Months Ended October 1, 2011, assuming foreign-based net revenues for the Nine Months Ended September 29, 2012 are translated into U.S. dollars using the same foreign currency exchange rates in the calculation of net revenues for the Nine Months Ended October 1, 2011. See Schedule 6b.
(b)	For the Nine Months Ended September 29, 2012 and the Nine Months Ended October 1, 2011, wholesale operating income includes an intercompany profit of $27,756 and $25,821, respectively, related to certain inventories sold by the retail business to end consumers. Conversely, for the Nine Months Ended September 29, 2012 and the Nine Months Ended October 1, 2011, retail operating income includes an intercompany charge of $27,756 and $25,821, respectively, related to these inventories.
(c)	Includes restructuring charges and other exit costs as follows:

	Nine Months Ended September 29, 2012	Nine Months Ended October 1, 2011
Wholesale	$19,257	$14,891
Retail	10,207	3,151
Unallocated corporate	1,367	948

Total	$30,831	$18,990

(d)	For the Nine Months Ended October 1, 2011, reflects a decrease to Wholesale and an increase to Retail of $4,200 from previously reported amounts due to the correction of an error related to royalty expense for Calvin Klein Jeans.
(e)	Includes expense of $1,338 during the Nine Months Ended September 29, 2012 in connection with the Company’s decision to consolidate its sourcing/design/merchandising functions related to Calvin Klein Jeans, which are currently located in both Europe and New York, entirely to New York.
(f)	For the Nine Months Ended September 29, 2012 compared to the Nine Months Ended October 1, 2011, primarily reflects decreases in employee compensation, decreases in other general administrative and professional fees, and decreases in foreign exchange gains, partially offset by an increase in restructuring and other expenses related to the transition of the sourcing/design/merchandising function related to Calvin Klein Jeans to New York during the Nine Months Ended September 29, 2012.

Schedule 6

THE WARNACO GROUP, INC.

NON-GAAP MEASURES

(Dollars in thousands, excluding per share amounts)

(Unaudited)

The Warnaco Group, Inc.’s (“Warnaco Group” and, collectively with its subsidiaries, the “Company”) reported financial results are presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The reported operating income, income from continuing operations and diluted earnings per share from continuing operations reflect certain items which affect the comparability of those reported results. Those financial results are also presented on a non-GAAP basis, as defined by Regulation S-K Section 10(e) issued by the Securities and Exchange Commission to exclude the effect of these items. The Company’s computation of these non-GAAP measures may vary from others in its industry. These non-GAAP financial measures are not intended to be, and should not be, considered in isolation from, or as a substitute for, the most directly comparable GAAP financial measure to which they are reconciled, as presented in the following table:

	Three Months Ended*		Nine Months Ended*
	September 29, 2012	October 1, 2011	September 29, 2012	October 1, 2011
	(Dollars in thousands, except per share amounts)
Operating income, as reported (GAAP)	$66,702	$64,756	$151,721	$187,009
Restructuring charges and other exit costs (a)	8,029	7,547	30,831	18,991
Pension income (b)	(55)	(309)	(164)	(931)
Acquisition expense (c)	750	—	750

Operating income, as adjusted (non-GAAP) (f)	$75,426	$71,994	$183,138	$205,069

Income from continuing operations attributable to Warnaco Group common shareholders, as reported (GAAP)	$41,130	$48,788	$83,637	$138,886
Restructuring charges and other exit costs, net of income tax (a)	6,135	5,676	22,560	13,396
Pension income, net of income tax (b)	(39)	(190)	(81)	(571)
Acquisition expense (c)	505	—	505	—
Lejaby loan receivable (d)	—	—	12,040	—
Taxation adjustment (e)	375	(8,202)	(3,171)	(16,528)

Income from continuing operations attributable to Warnaco Group common shareholders, as adjusted (non-GAAP) (f)	$48,106	$46,072	$115,490	$135,183

Diluted earnings per share from continuing operations attributable to Warnaco Group common shareholders, as reported (GAAP)	$0.98	$1.13	$1.99	$3.11
Restructuring charges and other exit costs, net of income tax (a)	0.15	0.13	0.54	$0.30
Pension income, net of income tax (b)	—	—	—	(0.01)
Acquisition expense (c)	0.01	—	0.01	—
Lejaby loan receivable (d)	—	—	0.29	—
Taxation adjustment (e)	0.01	(0.19)	(0.08)	(0.37)

Diluted earnings per share from continuing operations attributable to Warnaco Group common shareholders, as adjusted (non-GAAP) (f)	$1.15	$1.07	$2.75	$3.03

*	See footnotes on following page.

Schedule 6 (cont.)

THE WARNACO GROUP, INC.

NON-GAAP MEASURES

(Dollars in thousands, excluding per share amounts)

(Unaudited)

a)	For all periods presented, this adjustment seeks to present operating income, income from continuing operations attributable to Warnaco Group common shareholders, and diluted earnings per share from continuing operations attributable to Warnaco Group common shareholders without the effects of restructuring charges and other exit costs. The income tax rates used to compute the income tax effect related to this adjustment correspond to the local statutory tax rates of the reporting entities that incurred restructuring charges and other exit costs.
b)	For all periods presented, this adjustment seeks to present operating income, income from continuing operations attributable to Warnaco Group common shareholders, and diluted earnings per share from continuing operations attributable to Warnaco Group common shareholders without the effects of pension income. The income tax rates used to compute the income tax effect related to this adjustment correspond to the local statutory tax rates of the reporting entities that recognized pension income.
c)	For the Three and Nine Months Ended September 29,2012, this adjustment seeks to present operating income, income from continuing operations attributable to Warnaco Group common shareholders, and diluted earnings per share from continuing operations attributable to Warnaco Group common shareholders without the effects of acquisition expense of $0.55 million net of tax of $0.2 million related to the Company’s proposed merger with a wholly-owned subsidiary of PVH Corp. The income tax rate used to compute the income tax effect related to this adjustment corresponds to the statutory rate in the U.S.
d)	For the Nine Months Ended September 29, 2012, this adjustment seeks to present income from continuing operations attributable to Warnaco Group common shareholders and diluted earnings per share from continuing operations attributable to Warnaco Group common shareholders without the effects of the adjustments to the loan receivable related to the Company’s discontinued Lejaby business. This adjustment was recorded in other income/expense within income from continuing operations on the Company’s Consolidated Condensed Financial Statements. The reporting entity that recorded this adjustment has a 0% local statutory tax rate.
e)	For the Three and Nine Months Ended September 29, 2012 and the Three and Nine Months Ended October 1, 2011, this adjustment reflects an additional amount required in order to present income from continuing operations attributable to Warnaco Group common shareholders and diluted earnings per share from continuing operations attributable to Warnaco Group common shareholders at the Company’s forecasted normalized tax rates for the fiscal year ending December 29, 2012 (“Fiscal 2012”) (32.7%) and the fiscal year ended December 31, 2011 (“Fiscal 2011”) (31.1%), respectively. The Company’s forecasted normalized tax rates for both Fiscal 2012 and Fiscal 2011 exclude the effects of restructuring charges and other exits costs, pension income and certain tax adjustments related to either changes in estimates in prior period tax provisions or adjustments for certain discrete tax items. Adjustments for discrete items reflect the federal, state and foreign tax effects related to: 1) income taxes associated with legal entity reorganizations and restructurings; 2) tax provision or benefit resulting from statute expirations or the finalization of income tax examinations; and 3) other adjustments not considered part of the Company’s core business activities. In addition, this adjustment for Fiscal 2011 excludes the effects of (i) a benefit of $10,900 recorded during the Three and Nine Months Ended October 1, 2011 associated with the recognition of net operating losses in a foreign jurisdiction resulting from the successful petition of that country’s taxing authority; (ii) the exclusion of a $7,300 tax benefit recorded during the Three Months Ended October 1, 2011 related to the reduction in the reserve for uncertain tax positions in certain foreign tax jurisdictions; and (iii) the exclusion of a $1,300 tax benefit recorded during the Three Months ended October 1, 2011 relating to a change in various domestic and foreign tax provision estimates for fiscal 2010 following the filing of certain of the Company’s tax returns during the Three Months Ended October 1, 2011.
f)	The Company believes it is valuable for users of its financial statements to be made aware of the non-GAAP financial information, as such measures are used by management to evaluate the operating performance of the Company’s continuing businesses on a comparable basis and to make operating and strategic decisions. Management believes such non-GAAP measures will also enhance users’ ability to analyze trends in the Company’s business. In addition, the Company uses performance targets based on non-GAAP operating income and diluted earnings per share from continuing operations as a component of the measurement of incentive compensation.

Schedule 6a

THE WARNACO GROUP, INC.

SUPPLEMENTAL SCHEDULE

NET REVENUES ON A CONSTANT CURRENCY BASIS

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 29, 2012
	GAAP As Reported	Impact of Foreign Currency Exchange	Non-GAAP (Note 1) Constant Currency
By Segment:
Sportswear Group	$337,377	$(21,252)	$358,629
Intimate Apparel Group	232,203	(8,527)	240,730
Swimwear Group	41,958	(961)	42,919

Net revenues	$611,538	$(30,740)	$642,278

By Region:
United States	$237,298	$—	$237,298
Europe	161,464	(19,292)	180,756
Asia	130,164	(2,113)	132,277
Mexico and Central and South America	58,812	(8,975)	67,787
Canada	23,800	(360)	24,160

Total	$611,538	$(30,740)	$642,278

Note 1:

The Company is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by the Company when it translates its foreign revenues into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to the Company’s reported operating results, the Company presents constant currency financial information, which is a non-GAAP financial measure. The Company uses constant currency information to provide a framework to assess how its businesses performed excluding the effects of changes in foreign currency exchange rates. Management believes this information is useful to investors to facilitate comparisons of operating results and better identify trends in the Company’s businesses.

To calculate the increase in segment revenues on a constant currency basis, net revenues for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S.dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

These constant currency performance measures should be viewed in addition to, and not in isolation from, or as a substitute for, the Company's operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

Schedule 6b

THE WARNACO GROUP, INC.

SUPPLEMENTAL SCHEDULE

NET REVENUES ON A CONSTANT CURRENCY BASIS

(Dollars in thousands)

(Unaudited)

	Nine Months Ended September 29, 2012
	GAAP	Impact of Foreign	Non-GAAP*
	As Reported	Currency Exchange	Constant Currency
By Segment:
Sportswear Group	$903,208	$(43,573)	$946,781
Intimate Apparel Group	667,206	(19,106)	686,312
Swimwear Group	220,576	(2,912)	223,488

Net revenues	$1,790,990	$(65,591)	$1,856,581

By Region:
United States	$733,534	$—	$733,534
Europe	415,504	(34,972)	450,476
Asia	384,359	(3,998)	388,357
Mexico and Central and South America	173,893	(24,269)	198,162
Canada	83,700	(2,352)	86,052

Total	$1,790,990	$(65,591)	$1,856,581

*	See Note 1 on Schedule 6a.

Schedule 7

THE WARNACO GROUP, INC.

SUPPLEMENTAL SCHEDULE – FISCAL 2012 OUTLOOK

(Unaudited)

	Percentages
NET REVENUE GUIDANCE
Estimated change in net revenues for Fiscal 2012 compared to levels in Fiscal 2011 GAAP basis	-2.00%	to	0.00%

	U.S. Dollars
EARNINGS PER SHARE GUIDANCE (based on recent exchange rates)
Diluted income per common share from continuing operations
GAAP basis (assuming minimal pension expense / income)	$2.97	to	$3.00
Restructuring charges and other exit costs (a)	0.68	to	0.78
Adjustment of Lejaby loan receivable (b)	0.29	to	0.29
Acquisition expense (c)	0.06	to	0.08

As adjusted (non-GAAP basis) (d)	$4.00	to	$4.15

(a)	Reflects between $29 million to $33 million of estimated restructuring charges (net of an income tax benefit of between $10 million and $12 million) primarily related to the consolidation of certain international operations, the reorganization of the Company’s management structure, the closure of facilities or retail stores, the exit of CKJ.com and the transition of the Company’s CK/Calvin Klein “bridge” businesses back to Calvin Klein, Inc.
(b)	Reflects $12.0 million of expenses related to the adjustment of the loan receivable in connection with the Company’s Lejaby discontinued business. The reporting entity that recorded this adjustment has a 0% local statutory tax rate. Such adjustment was recorded in other income/expense within income from continuing operations.
(c)	Reflects between $2.7 million to $3.4 million of acquisition costs (net of tax benefit of between $1.3 million and $1.6 million) incurred in connection with the Company’s proposed merger with a wholly-owned subsidiary of PVH Corp.
(d)	The Company believes it is useful for users of its financial statements to be made aware of the “As Adjusted” (non-GAAP) forecasted diluted income per common share from continuing operations as this is one of the measures used by management to evaluate the operating performance of the Company’s continuing businesses on a comparable basis. The Company believes that this non-GAAP measure will also enhance users’ ability to analyze trends in the Company’s business. In addition, the Company uses performance targets based, in part, on this non-GAAP measure as a component of the measurement of employee incentive compensation. Management does not, nor should investors, consider this non-GAAP financial measure in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.